UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

411 East Wisconsin Avenue, Suite 2100
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of stockholders (the “Annual Meeting”) of Jason Industries, Inc. (the “Company”) was held May 25, 2016. At the Annual Meeting, stockholders elected the following directors for terms expiring at the 2019 annual meeting of stockholders by the votes indicated:

	For	Withheld	Broker Non-Votes
Mitchell I. Quain	14,099,366	2,439,324	3,543,481
Dr. John Rutledge	13,196,675	3,342,015	3,543,481

Directors whose term of office continued after the meeting are as follows: James P. Heffernan, Edgar G. Hotard, James E. Hyman, Jeffrey N. Quinn and James M. Sullivan.

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	For	Against	Abstain	Broker Non-Votes
Advisory vote to approve the compensation of the Company’s named executive officers	13,138,269	2,535,336	865,085	3,543,481
Ratification of selection of PricewaterhouseCoopers LLP as the Company’s independent auditors	20,067,856	4,113	10,202	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By: /s/ Thomas L. Doerr, Jr.
Name: Thomas L. Doerr, Jr.
Title: Vice President, General Counsel and Secretary

Date: May 31, 2016